UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2009

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                       File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(a)   Previous Independent Auditors:

(i) On May 14, 2009, Davis, Sita & Company, P.A. resigned as our independent accountant engaged as the principal accountant to audit or financial statements.

(ii) Davis, Sita & Company, P.A.’s accountant’s report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report modified or qualified as to uncertainty, audit scope, or accounting principles.

(iii) In connection with Davis, Sita & Company, P.A.’s review of our financial statements through March 31, 2009, and in connection with Davis, Sita & Company, P.A.’s audit of our financial statements through the year ended December 31, 2008, management of the Company has not had any disagreements at any time with Davis, Sita & Company, P.A. related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Davis, Sita & Company, P.A. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iv) During the two most recent audit periods and the interim period up to March 31, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Davis, Sita & Company, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from Davis, Sita & Company, P.A. to the Securities and Exchange Commission dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc. (Registrant)

Date: May 19, 2009

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.